UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   January 31, 2006

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Rd.
Frazer, Pennsylvania		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code   (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

(a)           On February 1, 2006, Cephalon, Inc. (the “Company”) entered into agreements with Barr Laboratories, Inc. (“Barr”) to settle its pending patent infringement disputes in the United States (the “Agreements”) related to PROVIGIL® (modafinil) Tablets [C-IV] (“PROVIGIL”) and ACTIQ® (oral transmucosal fentanyl citrate) [C-II] (“ACTIQ”).

In connection with the Agreements, the Company will grant Barr a non-exclusive royalty-bearing right to market and sell a generic version of PROVIGIL in the United States.  Barr’s license will become effective in October 2011 unless the Company obtains a pediatric extension for PROVIGIL, which would permit entry by Barr in April 2012.  An earlier entry by Barr may occur based upon the entry of another generic version of PROVIGIL.

With respect to ACTIQ, the Company will grant Barr an exclusive royalty-bearing right to market and sell a generic version of ACTIQ in the United States, effective on December 6, 2006.  Barr will pay specified royalties on net profits of its generic ACTIQ product for the period December 6, 2006 through February 3, 2007, subject to certain limitations.  Under an agreement entered into with Barr in mid-2004 in connection with the Company’s acquisition of CIMA LABS and pursuant to a Federal Trade Commission order, the Company granted Barr a non-exclusive, royalty-free license to sell a generic version of ACTIQ effective on the earlier of final approval of the Company’s fentanyl effervescent buccal tablet (“FEBT”) or February 3, 2007, if the Company receives a pediatric extension for ACTIQ (or September 5, 2006, if the Company does not receive the extension).

The Company and Barr also agreed to a series of business arrangements related to modafinil.  Specifically, Barr has agreed to grant to the Company a non-exclusive license, effective immediately, to certain of its worldwide intellectual property rights related to modafinil in exchange for an upfront payment.  The Company also has agreed to purchase certain existing and in-process inventory of the active pharmaceutical ingredient modafinil.

The Company and Barr will promptly file a dismissal with the United States District Courts for the Districts of New Jersey and Delaware that will conclude pending litigation between the parties regarding PROVIGIL and ACTIQ, respectively.  The Agreement and the previously announced settlements with Teva Pharmaceutical Industries Ltd. and its affiliate (“Teva”), Ranbaxy Laboratories Limited (“Ranbaxy”), and Mylan Pharmaceuticals Inc. (“Mylan”) resolve the PROVIGIL litigation with all four firms that the Company understands were the first to submit abbreviated new drug applications (ANDAs) with Paragraph IV certifications to the Food and Drug Administration.  As such, Teva, Ranbaxy, Mylan and Barr would be granted the 180-day exclusivity provided by the provisions of the Federal Food, Drug, and Cosmetic Act.  The separate, ongoing PROVIGIL patent litigation between the Company and Carlsbad Technology, Inc. (“Carlsbad”), pending in the U.S. District Court in New Jersey, is unaffected by these settlements.  The lawsuit against Carlsbad claims infringement of the Company's U.S. Patent No. RE37,516 (“the ‘516 Patent”), which covers pharmaceutical compositions and methods of treatment with the form of modafinil contained in PROVIGIL. The ‘516 Patent expires in October 6, 2014 and may be extended by six months (to April 6, 2015) upon acceptance by the FDA of the pediatric study data submitted by the company on December 21, 2005.

The above description of the terms between the Company and Barr is not intended to be a complete summary of all of the terms and conditions of the Agreements.  Many of the terms and conditions of the Agreements remain confidential.  There can be no assurance that the Federal Trade Commission will not raise objections to, or request modifications to, the Agreements; that any such modifications will be acceptable to the Company and Barr; or that the Agreements will become effective on the terms currently proposed or at all.

The Company hereby incorporates by reference the press release dated February 1, 2006, attached hereto as Exhibit 99.1, and made a part of this Item 1.01.

(b)           On January 31, 2006, the Board of Directors (the “Board”) of the Company upon the recommendation of the Stock Option and Compensation Committee of the Board (the “Compensation Committee”), adopted the 2006 Management Incentive Compensation Program (the “Plan”) for the Company’s executive officers appointed by the Board and key employees.  Under the Plan, the Company’s executive officers shall be entitled to earn cash bonus compensation (an “Award”) based upon the achievement of certain pre-established performance goals for 2006 outlined in the Plan (the “Performance Goals”) for each officer.

Chairman and Chief Executive Officer

For the Company’s Chairman and Chief Executive Officer (the “CEO”), the Performance Goals consist of a financial component (60% of total) and operational component (40% of total).  The financial component includes two, equally-weighted, performance targets for fiscal 2006: total product sales and diluted adjusted earnings per share. The operational component includes certain pre-established performance goals for the year in the following areas of the Company’s business:  clinical; manufacturing; and research and development.   At the end of the fiscal year, the Compensation Committee will be responsible for assessing the performance of the CEO and providing its recommendation as to any Award under the Plan.  These recommended Awards will then be presented to the Board for final approval.

Awards under the Plan will be determined based on the achievement of Performance Goals.  For the CEO, if he achieves 100% of his Performance Goals, he will receive the “target” Award, which is equal to 100% of his 2006 base salary.  The achievement of a higher or lower percentage of his Performance Goals will impact any Awards under the Plan, which can range from 15% to 300% of the “target” Award.  However, in no event shall the CEO be eligible to receive an Award if he achieves less than 85% of his Performance Goals.

Executive Officers (Other than CEO)

For the Company’s Executive Officers other than the CEO (the “Officers”), the Performance Goals consist of certain individual performance objectives (70% of total) and the same fiscal 2006 financial components described above (30% of total).  At the end of the fiscal year, the CEO will be responsible for assessing the actual performance of each Officer against his respective Performance Goals and recommending any Award under the Plan. The Compensation Committee will review these recommendations, which then will be presented to the Board for final approval.

For the Officers, if a participant achieves 100% of his Performance Goals, he will receive the “target” Award, which is equal to 50% of his 2006 base salary.  The achievement of a higher or lower percentage of the Performance Goals will impact any Award under the Plan, which can range from 15% to 220% of the “target” Award.  However, in no event shall an Officer be eligible to receive an Award if he achieves less than 90% of his Performance Goals.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)                                 On January 31, 2006, Horst Witzel, Dr. – Ing., provided the Company with notice of his intention to retire from the Board effective May 17, 2006 and, therefore, to not stand for reelection at the May 17, 2006 Annual Meeting of Stockholders.

Dr. Witzel indicated in a letter to the Company that his decision to retire is based solely on personal reasons and is not due to any disagreement with the Company or concerns relating to the Company’s operations, policies or practices.

The Company hereby incorporates by reference the press release dated January 31, 2006 attached hereto as Exhibit 99.2, and made a part of this Item 5.02.

Item 8.01                                             Other Events.

On February 1, 2006, the Company issued a press release regarding an update on the regulatory status of NUVIGIL® (modafinil).  The Company hereby incorporates by reference the press release dated February 1, 2006, attached hereto as Exhibit 99.3, and made a part of this Item 8.01.

Item 9.01                                             Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits

Number	Description
10.1	Cephalon, Inc. 2006 Management Incentive Compensation Plan
99.1	Press Release dated February 1, 2006 – Cephalon, Inc. Announces Agreements with Barr Laboratories, Inc. Regarding Settlement of PROVIGIL® and ACTIQ® Patent Litigations
99.2	Press Release dated January 31, 2006 – Horst Witzel, Dr.-Ing., to Retire from Cephalon Board of Directors
99.3	Press Release dated February 1, 2006 – Cephalon, Inc. Provides Update on Regulatory Status of NUVIGIL®

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: February 2, 2006	By:	/s/ John E. Osborn
John E. Osborn
Sr. Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Cephalon, Inc. 2006 Management Incentive Compensation Plan
99.1	Press Release dated February 1, 2006 – Cephalon, Inc. Announces Agreements with Barr Laboratories, Inc. Regarding Settlement of PROVIGIL® and ACTIQ® Patent Litigations
99.2	Press Release dated January 31, 2006 – Horst Witzel, Dr.-Ing., to Retire from Cephalon Board of Directors
99.3	Press Release dated February 1, 2006 – Cephalon, Inc. Provides Update on Regulatory Status of NUVIGIL®